UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2018

Stanley Black & Decker, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item. 5.07 Submission of Matters to a Vote of Security Holders

The Registrant’s Annual meeting of Shareholders was held on April 19, 2018.

Proposal 1: The following Directors were elected at the meeting:

Nominee	For	Against	Abstain	Broker Non-Votes
Andrea J. Ayers	119,163,745	1,080,132	220,658	11,976,727
George W. Buckley	117,575,634	2,482,384	406,517	11,976,727
Patrick D. Campbell	118,411,169	1,846,123	207,243	11,976,727
Carlos M. Cardoso	116,291,615	3,967,396	205,524	11,976,727
Robert B. Coutts	119,033,864	1,206,659	224,012	11,976,727
Debra A. Crew	120,007,148	253,314	204,072	11,976,727
Michael D. Hankin	119,875,374	371,159	218,002	11,976,727
James M. Loree	119,878,294	404,771	181,470	11,976,727
Marianne M. Parrs	119,085,352	1,143,539	235,644	11,976,727
Robert L. Ryan	119,615,411	632,815	216,309	11,976,727
James H. Scholefield	119,859,534	397,593	207,408	11,976,727

Proposal 2: The Shareholders approved the 2018 Omnibus Equity Award Plan:

For	Against	Abstain	Broker Non-Votes
105,647,899	14,252,733	563,903	11,976,727

Proposal 3: The Shareholders approved, on an advisory basis, the compensation of the Registrant’s named executive officers:

For	Against	Abstain	Broker Non-Votes
111,181,488	8,562,258	720,789	11,976,727

Proposal 4: The Shareholders approved Ernst & Young LLP as the Registrant’s registered independent public accounting firm for the 2018 fiscal year:

For	Against	Abstain
127,661,220	4,448,955	331,087

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

April 23, 2018	By:	Janet M. Link

Name: Janet M. Link
Title: Senior Vice President, General Counsel and Secretary